Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Mark R. Ruh, Chief Financial Officer
August 13, 2012	(805) 269-2000

Mission Community Bancorp Reports Results for Second Quarter, 2012

San Luis Obispo, CA – Mission Community Bancorp, “Bancorp” (OTCQB: MISS), parent company of Mission Community Bank, “Bank”, announced second quarter 2012 financial results.  Net income was $522,000 for the second quarter of 2012, with diluted earnings per share of $0.04, and the net loss for the first half of 2012 was ($309,000), with diluted loss per share of ($0.08).

At June 30, 2012, total assets were $459.0 million, compared to $457.8 million at March 31, 2012.  As of the end of the second quarter of 2012, loans outstanding were $223.6 million, compared to $226.0 million at March 31, 2012, and deposits totaled $408.6 million, compared to $405.3 million at March 31, 2012.  Shareholders’ equity at June 30, 2012 was $34.9 million.  Book value per share was $4.44 at June 30, 2012.

“Streamlined operations and effective management of the loan portfolio were key factors for a return to profitability for our bank,” said Tom L. Dobyns, Chief Executive Officer of Mission Community Bank.  “The acquisition of Santa Lucia Bank late last year, operationally integrated in the first quarter this year, allowed us to double in size, expand our market presence, consolidate some branch locations and achieve substantial cost savings in the process.”

Financial Highlights – Consolidated (unaudited)

For the Three Months Ended June 30, 2012

Net income	$522,000

Net income attributable to common stock	$349,000

Diluted earnings per share	$0.04

Net interest margin	4.50%

Cost of funds	0.33%

Return on average assets (annualized)	0.46%

For the Six Months Ended June 30, 2012

Net income (loss)	$(309,000)

Net income (loss) attributable to common stock	$(657,000)

Financial Highlights – Consolidated (unaudited)

For the Six Months Ended June 30, 2012

Diluted loss per share	$(0.08)

Net interest margin	4.41%

Cost of funds	0.36%

Loss on average assets (annualized)	(0.14%)

	At the Period Ending
	June 30, 2012	March 31, 2012

Book value per share	$4.44	$4.28

Allowance for credit losses to total loans and leases, net of unearned income	1.69%	1.58%

Allowance for credit losses to total non-performing loans and leases	51.5%	42.2%

Equity to assets ratios:
Consolidated Bancorp	7.60%	7.40%
Bank	8.94%	8.63%

Capital Ratios:
Consolidated Bancorp
Tier 1 Leverage Ratio	9.18%	8.63%
Tier 1 Risk-based Capital Ratio	14.68%	14.31%
Total Risk-based Capital Ratio	15.93%	15.56%

Bank
Tier 1 Leverage Ratio	7.97%	7.56%
Tier 1 Risk-based Capital Ratio	12.82%	12.66%
Total Risk-based Capital Ratio	14.08%	13.92%

Earnings

Net interest income in the second quarter of 2012 totaled $4.7 million, an increase of 3.7% from the first quarter.  The net interest margin was 4.50% in the second quarter, compared to 4.33% in the first quarter of 2012.

Non-interest income in the second quarter of 2012 totaled $1,064,000, compared to $38,000 in the first quarter.  Second quarter non-interest expense totaled $5,049,000, down from $5,209,000 in the first quarter of 2012.

Loans

Gross loans totaled $223.6 million at June 30, 2012 and $226.0 million at March 31, 2012.   Non-performing loans totaled $7.3 million or 3.28% of the Bank’s loan portfolio in the second quarter, compared to $8.4 million or 3.74% in the first quarter of 2012.

Net charge-offs in the second quarter of 2012 totaled $6,000, compared to a net recovery of $11,000 in the first quarter.  The provision for loan losses totaled $225,000 in the second quarter, equal to the first quarter’s $225,000.  The allowance for loan losses of $3.8 million totaled 1.69% of loans at June 30, 2012, compared to $3.6 million and 1.58% of loans at March 31, 2012.

Deposits

Deposits totaled $408.6 million in the second quarter of 2012, compared to $405.3 million in the first quarter.  Non-interest bearing deposits comprised 30.8% of total deposits at June 30, 2012, up from 28.0% at March 31, 2012.

“The Bank’s overall cost of funds was 0.26% for the second quarter, which reflects our active management of deposit costs, and a significant portion of the Bank’s deposits being non-interest bearing,” said Mark R. Ruh, Chief Financial Officer.

About Mission Community Bancorp and Bank

Mission Community Bancorp is a bank holding company for Mission Community Bank and Mission Asset Management, Inc. Mission Community Bank is a locally operated community bank which first opened its doors in 1997. There are full-service Mission Community Bank offices in San Luis Obispo, Atascadero, Santa Maria, Paso Robles and Arroyo Grande, and a loan production office in Oxnard. The bank’s administrative headquarters and Small Business Banking Center are located in San Luis Obispo at 3380 South Higuera Street.  For more information, visit www.MissionCommunityBank.com

Forward-Looking Statements

Certain matters discussed in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to uncertain future events and economic conditions. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: the impact of changes in interest rates, a decline in economic conditions and increased competition among financial service providers as these factors may impact the operating results, the ability to attract deposit and loan customers, the quality of earning assets and government regulation. The Bank does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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Mission Community Bancorp and Subsidiaries
Condensed Consolidated Balance Sheets
Unaudited
(dollars in thousands)

	June 30, 2012	March 31, 2012	December 31, 2011
Assets
Cash and due from banks	$27,256	$67,093	$61,621
Certificates of deposit in other banks	5,176	3,492	3,592
Investment securities available for sale	171,472	128,623	128,310

Loans held for sale	4,280	5,874	3,720

Loans, net of unearned income	219,351	220,096	229,949
Less allowance for loan and lease losses	(3,781)	(3,562)	(3,326)
Net loans	215,570	216,534	226,623

Federal Home Loan Bank stock and other stock, at cost	3,800	3,801	3,926
Premises and equipment	16,027	16,292	16,282
Other real estate owned	2,299	2,224	5,220
Company owned life insurance	7,901	7,844	7,786
Core deposit intangible asset, net of accumulated amortization	2,967	3,068	3,170
Accrued interest and other assets	2,228	2,929	3,062
Total Assets	$458,976	$457,774	$463,312

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$126,003	$113,388	$105,105
Money market, NOW and savings	159,483	156,912	156,273
Time certificates of deposit	123,159	134,981	149,196
Total deposits	408,645	405,281	410,574
Junior subordinated debt securities	5,548	5,519	5,491
Accrued interest and other liabilities	2,130	4,710	4,271
Warrant liability	150	199	5,184
Total liabilities	416,473	415,709	425,520
Mezzanine financing:
Redeemable Bancorp-issued preferred stock, Series A, B and C; liquidation value of $1,205	1,205	1,205	1,205
Redeemable subsidiary-issued preferred stock; liquidation value of $6,400 at June 30, 2012,and $7,000 at December 31, 2011	6,400	7,000	7,000

Shareholders' equity:
Common stock - 50,000,000 shares authorized; issued and outstanding: 7,855,066 at June 30, 2012 and 7,755,066 at March 31, 2012 and December 31, 2011	41,325	40,824	40,825
Additional paid-in capital	8,533	8,497	3,505
Accumulated deficit	(17,095)	(17,444)	(16,438)
Accumulated other comprehensive income	2,135	1,983	1,695
Total shareholders' equity	34,898	33,860	29,587
Total Liabilities and Shareholders' Equity	$458,976	$457,774	$463,312

Mission Community Bancorp and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited
(dollars in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Interest Income
Interest and fees on loans	$4,351	$1,697	$8,650	$3,486
Interest on investment securities	707	461	1,339	880
Other interest income	24	6	68	16
Total interest income	5,082	2,164	10,057	4,382
Interest Expense
Interest on money market, NOW and savings deposits	69	104	141	219
Interest on time certificates of deposit	196	229	452	476
Other interest expense	82	25	164	55
Total interest expense	347	358	757	750
Net interest income	4,735	1,806	9,300	3,632
Provision for loan and lease losses	225	-	450	-
Net interest income (loss) after provision for loan and lease losses	4,510	1,806	8,850	3,632
Non-interest income
Service charges on deposit accounts	248	121	455	198
Gain on sale of loans	-	35	8	141
Loan servicing fees, net of amortization	44	35	82	59
Gain on sale or call of available-for-sale securities	526	-	527	-
Gain (loss) or writedown of other real estate owned and premises and equipment	70	70	(288)	23
Change in fair value of warrant liability	49	407	79	959
Other income and fees	127	56	239	168
Total non-interest income	1,064	724	1,102	1,548
Non-interest expense
Salaries and employee benefits	2,370	1,448	4,853	2,763
Occupancy expenses	467	331	922	652
Furniture and equipment	256	112	435	226
Data processing	549	262	1,341	463
Professional fees	326	403	735	533
Marketing and business development	91	56	216	93
Office supplies and expenses	182	67	392	126
Insurance and regulatory assessments	170	81	323	226
Loan and lease expenses	126	123	190	160
Other real estate expenses	103	42	149	98
Amortization of core deposit intangible asset	101	-	202	-
Other expenses	308	167	500	317
Total non-interest expense	5,049	3,092	10,258	5,657
Income (loss) before income taxes	525	(562)	(306)	(477)
Income tax expense	3	5	3	5
Net income (loss)	$522	$(567)	$(309)	$(482)
Less dividends on preferred stock	173	64	348	128
Net income (loss) attributable to common stock	$349	$(631)	$(657)	$(610)

Per Common Share Data:
Net income (loss) - basic	$0.04	$(0.09)	$(0.08)	$(0.09)
Net income (loss) - diluted	$0.04	$(0.09)	$(0.08)	$(0.09)
Average common shares outstanding - basic	7,766,055	7,094,274	7,760,561	7,094,274
Average common shares outstanding - diluted	7,766,055	N/A	N/A	N/A